Exhibit 99.1

TIAA Enters into Definitive Agreement to Acquire EverBank

Brings together a leading provider of financial services and a nationwide, diversified bank

Enhances TIAA’s suite of products and services to support customers at all life stages

NEW YORK, NY & JACKSONVILLE, FL, August 8, 2016 – TIAA, a leading financial services provider, announced today an agreement to acquire EverBank (NYSE: EVER), a nationwide consumer and commercial bank with $27.4 billion in total assets. This acquisition significantly expands TIAA’s banking and lending products and complements the company’s full suite of retirement, investment and advisory services available to help customers achieve financial well-being.

Under the terms of the agreement, EverBank stockholders will receive $19.50 per share in cash, or an approximate total of $2.5 billion. The combination of TIAA’s existing banking operations and EverBank will significantly bolster TIAA’s banking capabilities and form a full-service banking company uniquely positioned to help both companies’ customers succeed.

“I am very excited to welcome EverBank to the TIAA team,” said Roger W. Ferguson, Jr., president and chief executive officer at TIAA. “EverBank’s complementary capabilities and two decades of profitability make this an excellent investment and a great strategic fit for TIAA. Together, we look forward to bringing an enhanced level of service and an expanded range of financial solutions to our millions of loyal customers and the institutions we serve.”

TIAA currently offers a variety of savings and lending products to its customers. EverBank’s established banking operations will enable TIAA to provide a more comprehensive range of services with an enhanced customer experience. As a trusted, diversified financial services company with a full suite of solutions, including retirement, investment and advisory services, TIAA will be able to support EverBank’s customers and help them achieve financial well-being in a more robust way.

“Saving is essential to reaching important life goals. Whether building emergency savings or buying their first home, customers want to turn to a company they trust,” said Kathie Andrade, CEO of TIAA’s Retail Financial Services business. “Helping our clients succeed throughout their lives is at the heart of TIAA’s mission, and the reason our employees come to work each day.”

Since its founding more than 20 years ago, EverBank has brought an innovative and forward-thinking approach to banking that offers its clients superior tools and opportunities to understand, manage and grow their money.

“All of us at EverBank are extremely excited about the many new opportunities TIAA will bring for our clients, our associates and the communities we serve,” said Rob Clements, EverBank chairman and chief executive officer. “Our two companies are a great match. We look forward to introducing our unique consumer and commercial banking products to the millions of individuals and the institutions that TIAA serves today, while enhancing the investment and retirement product offerings for our clients. We are also pleased to be joining a company with a long-term focus, a deep commitment to the communities in which it operates and a desire to grow our franchise. This truly is a great new chapter for all EverBank stakeholders.”

This acquisition also gives TIAA a talented employee base and significant business operations in Jacksonville, Florida, and other key markets across the country. TIAA intends to maintain a strong presence and an active role in the Jacksonville community, with the city serving as the combined bank’s headquarters.

Additional Transaction Details

EverBank’s board of directors unanimously approved the transaction following a comprehensive review of the transaction and strategic and financial alternatives. The transaction is subject to closing conditions, including the receipt of regulatory approvals from the Office of the Comptroller of the Currency and the

Board of Governors of the Federal Reserve System and the approval by EverBank’s common stockholders, and is expected to close in the first half of 2017.

Certain stockholders, directors and executive officers of EverBank with the power to vote approximately 22% of EverBank’s outstanding common stock have entered into voting and support agreements with TIAA to vote in favor of, and otherwise support, the transaction.

The holders of the EverBank’s Series A 6.75% Non-Cumulative Perpetual Preferred Stock will have the right to receive the liquidation preference of $25,000 plus accrued and unpaid dividends on a share in cash at closing.

Lazard acted as lead financial advisor and Davis Polk & Wardwell LLP served as legal counsel to TIAA. J.P. Morgan Securities LLC also acted as financial advisor to TIAA.

UBS Investment Bank acted as lead financial advisor to EverBank and Sullivan & Cromwell LLP served as legal counsel to EverBank.

About TIAA

TIAA (TIAA.org) is a unique financial partner. With an award-winning track record for consistent investment performance, TIAA is the leading provider of financial services in the academic, research, medical, cultural and government fields. TIAA has $889 billion in assets under management (as of 6/30/16) and offers a wide range of financial solutions, including investing, banking, advice and guidance, and retirement services.

About EverBank Financial Corp

EverBank Financial Corp, through its wholly-owned subsidiary EverBank, provides a diverse range of financial products and services directly to clients nationwide through multiple business channels. Headquartered in Jacksonville, Florida, EverBank has $27.4 billion in assets and $18.8 billion in deposits as of June 30, 2016. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investing products to consumers and businesses nationwide. EverBank provides services to clients through the internet, over the phone, through the mail, at its Florida-based financial centers and at other business offices throughout the country. More information on EverBank can be found at https://about.everbank/investors.

Media Inquiries:

TIAA Media Relations

Chad Peterson

888-200-4062

media@tiaa.org

EverBank Media Inquiries:

Michael Cosgrove

904-623-2029

Michael.Cosgrove@EverBank.com

EverBank Investor Inquiries:

Scott Verlander

904-623-8455

Scott.Verlander@EverBank.com

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed merger between EverBank Financial Corp and TIAA. In connection with the transaction, EverBank Financial Corp intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF EVERBANK FINANCIAL CORP

ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING EVERBANK FINANCIAL CORP’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may also obtain copies of the documents, when filed, free of charge at the SEC’s website (http://www.sec.gov). Investors and stockholders may also obtain copies of documents filed by EverBank Financial Corp with the SEC by contacting EverBank Financial Corp at Investor Relations, EverBank Financial Corp, 501 Riverside Ave. 12th Floor, Jacksonville, FL 32202, by email at investorrelations@everbank.com, or by visiting EverBank Financial Corp’s website (http://about.everbank/investors/).

Participants in Solicitation

TIAA and EverBank Financial Corp and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of EverBank Financial Corp Common Stock in connection with the proposed transaction. Information about EverBank Financial Corp’s directors and executive officers is available in EverBank Financial Corp’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed Merger between TIAA and EverBank Financial Corp, the anticipated timing of the transaction and the products and markets of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this press release, including, but not limited to: the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect EverBank Financial Corp’s business and the price of EverBank Financial Corp Common Stock; required governmental approvals of the Merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and materially burdensome or adverse regulatory conditions may be imposed in connection with any such governmental approvals; EverBank Financial Corp’s stockholders may fail to approve the Merger; the parties to the Merger Agreement may fail to satisfy other conditions to the completion of the Merger, or may not be able to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on EverBank Financial Corp’s business relationships, operating results, and business generally; risks that the proposed Merger disrupts current plans and operations of EverBank Financial Corp and potential difficulties in EverBank Financial Corp employee retention as a result of the Merger; risks related to diverting management’s attention from EverBank Financial Corp’s ongoing business operations; the outcome of any legal proceedings that may be instituted against EverBank Financial Corp related to the Merger Agreement or the Merger; the amount of the costs, fees, expenses and other charges related to the Merger; the ability of TIAA to successfully integrate EverBank Financial Corp’s operations, product lines, and technology; the ability of TIAA to implement its plans, forecasts, and other expectations with respect to EverBank Financial Corp’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation; the impact of changes in interest rates; and political instability. For additional factors that could materially affect our financial results and our business generally, please refer to EverBank Financial Corp’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Neither TIAA nor EverBank Financial Corp undertakes any obligation to revise these statements following the date of this press release, except as required by law.

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